UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2007 (April 26, 2007)

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

KEMET Corporation and Subsidiaries (the “Company”) hereby amends its Current Report on Form 8-K dated April 26, 2007 to include the financial statements and pro forma financial information set forth below which were omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a).                               Financial Statements of Businesses Acquired.

As previously reported, on April 24, 2007, pursuant to the terms of a Combination Agreement between KEMET Electronics Corporation (“KEMET”), a wholly owned subsidiary of KEMET Corporation, and Evox Rifa Group Oyj (“Evox Rifa”), the Company successfully purchased approximately 92.7% of Evox Rifa pursuant to a tender offer which commenced on March 12, 2007, and was completed on April 12, 2007. Evox Rifa had 178,156,018 shares outstanding at the time of the commencement of the tender offer. KEMET purchased approximately 165.2 million shares at a price of EUR 0.12 per share or approximately EUR 19.8 million (approximately $27.0 million). KEMET has also announced that it intends to acquire the remaining outstanding shares pursuant to a squeeze-out process. Following the settlement of the completion trades relating to the tender offer, Evox Rifa has become a subsidiary of KEMET.

In addition, pursuant to the tender offer, KEMET offered to acquire all of the outstanding loan notes under the convertible capital loan issues by Evox Rifa for a consideration corresponding to the aggregate of the nominal amount per loan note of EUR 100 plus accrued interest up to and including the closing date of the tender offer. The outstanding amount of the loan notes at the time of the commencement of the tender offer totaled approximately EUR 5.6 million (approximately $7.6 million). Holders of approximately 95.7% of the convertible capital loan notes issued by Evox Rifa have tendered their loan notes pursuant to the tender offer and consequently, KEMET has redeemed these notes as of April 24, 2007. In addition to the payment made for the shares and loan notes, KEMET assumed approximately EUR 19.2 million (approximately $26.1 million) in outstanding indebtedness of Evox Rifa.

The following financial statement of Evox Rifa is included as Exhibit 99.1 to this Current Report on Form 8-K/A:

(1)                                  Audited financial statement of Evox Rifa for the years ended December 31, 2006 and 2005.

(b).                              Unaudited Pro Forma Financial Information.

The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2006 and the unaudited Pro Forma Condensed Combined Statement of Income for the quarter ending December 31, 2006, the unaudited Pro Forma Condensed Combined Statement of Income for the nine month period ending December 31, 2006, and the unaudited Pro Forma Condensed Combined Statement of Income for the year ending March 31, 2006 give effect to the purchase of Evox Rifa. The unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with:

(1)                                  the accompanying Notes of the unaudited Pro Forma Condensed Combined Balance Sheet and Notes to the unaudited Pro Forma Condensed Combined Statements of Income

(2)                                  the audited financial statements of Evox Rifa included as Exhibit 99.1 to this Current Report on Form 8-K/A

(3)                                  the Company’s Annual Reports on Form 10-K for the year ended March 31, 2006 and 2005 and the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006, September 30, 2006 and December 31, 2006, respectively.

The financial statements of Evox Rifa, included as Exhibit 99.1, have been prepared in accordance with International Financial Reporting Standards. A reconciliation between results prepared under International Financial Reporting Standards and U.S. generally accepted accounting principles has been included as a note to these financial statements.

The acquisition of Evox Rifa will use the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Accordingly, the purchase consideration for acquiring Evox Rifa will be allocated to the tangible and intangible assets acquired and the liabilities assumed, with the excess being allocated to goodwill and presented as an intangible asset. A preliminary allocation of the purchase price of the Evox Rifa has been reflected in the unaudited Pro Forma Condensed Combined Financial Information. A final allocation of the purchase price of Evox Rifa is ongoing and is dependent on the completion of certain valuations and other studies which are expected to be completed prior to the end of fiscal year 2008.

The unaudited Pro Forma Condensed Combined Financial Statements are being provided for illustrative purposes only and do not represent what the actual results of operations or financial position would have been had the acquisition of Evox Rifa occurred on the respective dates assumed, nor are they necessarily indicative of the Company’s future operating results.

KEMET CORPORATION AND SUBSIDIARES
Pro Forma Condensed Combined Balance Sheet
December 31, 2006
(U.S. Dollars in Thousands)
(Unaudited)

	KEMET Corporation	Evox Rifa Group Oyj	Pro Forma Adjustments	Notes	Pro Forma Results
ASSETS
Current assets:
Cash and cash equivalents	$208,499	$1,789	$(36,566)	c	$173,722
Short-term investments	—	—	—		—
Accounts receivable, net	109,879	23,306	—		133,185
Inventories, net	145,901	22,633	166	a,b	168,700
Prepaid expenses and other current assets	9,089	—	—		9,089
Deferred income taxes	5,930	—	—		5,930
Total current assets	479,298	47,728	(36,400)		490,626
Property and equipment, net	342,669	19,922	4,367	a,b	366,958
Property held for sale	2,647	—	—		2,647
Investments in U.S. governmental marketable securities	45,670	—	—		45,670
Investments in in affiliates	1,458	—	—		1,458
Goodwill	40,863	703	14,299	a,b	55,865
Intangible assets	14,658	41	3,760	a,b	18,459
Other long-term assets	6,807	388	—		7,195

Total assets	$934,070	$68,782	$(13,974)		$988,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,000	$13,431	$—		$33,431
Accounts payable, trade	75,355	22,429	—		97,784
Accrued expenses	33,919	1,272	—		35,191
Income taxes payable	7,315	915	—		8,230
Total current liabilities	136,589	38,047	—		174,636
Long-term debt	238,757	17,904	(8,424)	a,b	248,237
Postretirement benefits and other non-current obligations	47,850	621	—		48,471
Other long-term liabilities	—	5,131	—		5,131
Minority Interest		181	621	a,b	802
Deferred income taxes	6,661	727	—		7,388
Total liabilities	429,857	62,611	(7,803)		484,665
Common stock, par value $0.01	881	12,136	(12,136)	a,b	881
Additional paid-in capital	320,005	3,557	(3,557)	a,b	320,005
Retained earnings	227,989	(7,357)	7,357	a,b,c	227,989
Accumulated other comprehensive income/(loss)	366	(2,165)	2,165	a,b	366
Treasury stock, at cost	(45,028)	—	—		(45,028)
Total stockholders’ equity	504,213	6,171	(6,171)		504,213

Total liabilities and stockholders’ equity	$934,070	$68,782	$(13,974)		$988,878

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Note 1 — Basis of Presentation

The unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2006 has been prepared assuming the Company’s acquisition of Evox Rifa, more fully described in Item 2.01 and Exhibit 99.1 of the Company’s previously filed Current Report on Form 8-K dated April 26, 2007, had occurred on December 31, 2006. The Company has a fiscal year that ends March 31st, whereas Evox Rifa has a fiscal year that ends December 31st. The Pro Forma Condensed Combined Balance Sheet at December 31, 2006 includes the unaudited balance sheet of the Company and the unaudited balance sheet of Evox Rifa, both of which are dated December 31, 2006.

The historical financial statements of Evox Rifa contained in Item 9.01(a) of this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with International Financial Reporting Standards. As required by the Securities and Exchange Commission, reconciliations between IFRS and U.S. generally accepted accounting principles have been included as a footnote to those financial statements and these adjustments have been reflected in the Evox Rifa column on the schedule above. In addition, the amounts are presented in U.S. dollars using exchange rates of 0.7341 Euro per U.S. dollar for the period ending as of December 31, 2006.

The unaudited pro forma financial information does not give effect to any potential synergies that could result from the acquisition.

Note 2 — Pro Forma Adjustments

Pro Forma adjustments to reflect the acquisition of Evox Rifa are described below.

a. EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED (Dollars in thousand):

Cash consideration paid to shareholders of Evox Rifa	$27,009
Cash consideration paid to holders of convertible notes of Evox Rifa	8,076
Estimated transaction expenses	1,481

Total purchase price	36,566

Estimated fair value of net assets of Evox Rifa (see Note 2b)	(17,763)
Identifiable intangible assets	(3,801)

Excess of purchase price over fair value of net assets acquired	$15,002

Amount allocated to goodwill	$15,002

Certain intangible assets, such as patents have been identified and have been assigned a fair value as part of the ongoing purchase price allocation.

b. ESTIMATED FAIR VALUE OF NET ASSETS OF BUSINESS ACQUIRED (Dollars in thousand):

Historical book value of the target’s assets and liabilities	$6,169

Adjustments to reflect fair value:
Property, plant and equipment	3,668
Recording of Minority Interest	(621)
Discounting of Debt and other liabilities	1,136
Retirement of Convertible Debt	7,285
Deferred taxes	—
Other	126
Preliminary fair value adjustments	11,594

Estimated fair value of net assets of Evox Rifa	$17,763

The allocation of the purchase price is based upon preliminary estimates of the fair value. The actual allocation of the purchase price may differ from the preliminary allocation due to adjustments to the purchase price and refinements of the fair values of the net assets acquired.

c. KEMET funded the acquisition of Evox Rifa through cash on-hand.

KEMET CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Combined Statement of Income
For The Three Months Ending December 31, 2006
(U.S. Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	KEMET Corporation	Evox Rifa Group Oyj	Pro Forma Adjustments	Notes	Pro Forma Results
Net sales	$165,519	$30,818	$—		$196,337

Operating costs and expense:
Cost of goods sold	127,542	24,349	(374)	a	151,517
Selling, general and administrative expenses	21,207	4,354	—		25,561
Research and development	8,745	587	—		9,332
Restructuring and impairment charges	1,824	—	—		1,824
Total operating costs and expenses	159,318	29,290	(374)		188,234

Operating income/(loss)	6,201	1,528	374		8,103

Other (income) and expenses:
Interest income	(2,359)	(4)	219	b	(2,144)
Interest expense	2,334	568	(146)	c	2,756
Other expense/(income)	183	127	—		310
Total other (income)/expense	158	691	73		922

Income/(loss) before income taxes	6,043	837	301		7,181

Income tax (benefit)/expense	710	161	—		871
Minority interest, net of tax	—	(11)	88	d	77

Net income/(loss)	$5,333	$687	$213		$6,233

Net income/(loss) per share:
Basic	$0.06				$0.07
Diluted	$0.06				$0.07
Weighed-average shares outstanding:
Basic	84,831,102				84,831,102
Diluted	84,919,235				84,919,235

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

KEMET CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Combined Statement of Income
For The Nine Months Ending December 31, 2006
(U.S. Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	KEMET Corporation	Evox Rifa Group Oyj	Pro Forma Adjustments	Notes	Pro Forma Results
Net sales	$501,637	$92,837	$—		$594,474

Operating costs and expense:
Cost of goods sold	392,699	74,856	(1,045)	a	466,510
Selling, general and administrative expenses	66,373	12,836	—		79,209
Research and development	23,967	1,953	—		25,920
Restructuring and impairment charges	9,914	—	—		9,914
Total operating costs and expenses	492,953	89,645	(1,045)		581,553

Operating income/(loss)	8,684	3,192	1,045		12,921

Other (income) and expenses:
Interest income	(3,922)	(8)	658	b	(3,272)
Interest expense	5,064	1,669	(437)	c	6,296
Other expense/(income)	(820)	877	—		57
Total other (income)/expense	322	2,538	221		3,081

Income/(loss) before income taxes	8,362	654	824		9,840

Income tax (benefit)/expense	1,594	907	—		2,501
Minority interest, net of tax	—	(35)	53	d	18

Net income/(loss)	$6,768	$(218)	$771		$7,321

Net income/(loss) per share:
Basic	$0.08				$0.08
Diluted	$0.08				$0.08
Weighed-average shares outstanding:
Basic	86,281,801				86,281,801
Diluted	86,436,140				86,436,140

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

KEMET CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Combined Statement of Income
For The Fiscal Year Ending March 31, 2006
(U.S. Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	KEMET Corporation	Evox Rifa Group Oyj	Pro Forma Adjustments	Notes	Pro Forma Results
Net sales	$490,106	$108,855	$—		$598,961

Operating costs and expense:
Cost of goods sold	399,264	95,665	(1,485)	a	493,444
Selling, general and administrative expenses	49,660	19,926	—		69,586
Research and development	25,976	2,755	—		28,731
Restructuring and impairment charges	28,319	—	—		28,319
Gain on sale of intellectual property	(2,917)	—	—		(2,917)
Total operating costs and expenses	500,302	118,346	(1,485)		617,163

Operating income/(loss)	(10,196)	(9,491)	1,485		(18,202)

Other (income) and expenses:
Interest income	(5,640)	(68)	877	b	(4,831)
Interest expense	6,628	2,274	(583)	c	8,319
Other expense/(income)	916	154	—		1,070
Total other (income)/expense	1,904	2,360	294		4,558

Income/(Loss) before income taxes	(12,100)	(11,851)	1,191		(22,760)

Income tax (benefit)/expense	(12,475)	772	—		(11,703)
Minority interest, net of tax	—	(114)	(9)	d	(123)

Net income/(loss)	$375	$(12,509)	$1,200		$(10,934)

Net income/(loss) per share:
Basic	$0.00				$(0.13)
Diluted	$0.00				$(0.13)
Weighed-average shares outstanding:
Basic	86,721,589				86,721,589
Diluted	86,779,653				86,721,589

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

Note 1 — Basis of Presentation

The unaudited Pro Forma Condensed Combined Statements of Income for the quarter ended December 31, 2006, for the nine month period ending December 31, 2006, and the fiscal year ending March 31, 2006 have been prepared assuming the Company’s acquisition of Evox Rifa, more fully described in Item 2.01 and Exhibit 99.1 to the Company’s previously filed Current Report on Form 8-K dated April 24, 2007, had occurred on the respective dates. The Company has a fiscal year that ends on March 31st, whereas Evox Rifa has a fiscal year that ends December 31st. Therefore, the unaudited Pro Forma Condensed Combined Statement of Income for the quarter ending December 31, 2006 includes the unaudited three month period ending December 31, 2006 for both the Company and for Evox Rifa. The unaudited Pro Forma Condensed Combined Statement of Income for the nine month period ending December 31, 2006 includes the unaudited nine month periods ending December 31, 2006 for both the Company and for Evox Rifa. Finally, the unaudited Pro Forma Condensed Combined Statement of Income for the year ending March 31, 2006 includes the audited fiscal year ending March 31, 2006 for the Company and the unaudited twelve month period ending December 31, 2005 for Evox Rifa.

The historical financial statements of Evox Rifa contained in Item 9.01(a) to this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with International Financial Reporting Standards. As required by the Securities and Exchange Commission, reconciliations between IFRS and U.S. generally accepted accounting principles have been included as a footnote to those financial statements and these adjustments have been reflected in the Evox Rifa column on the schedules above. In addition, the amounts are presented in U.S. dollars using exchange rates of 0.7341 Euro per U.S. dollar for all periods.

Note 2 — Pro Forma Adjustments

Pro forma adjustments to reflect the acquisition of Evox Rifa and other pro forma adjustments are described below. The pro forma amounts do not include anticipated synergies from the acquisition.

a.                                       Adjustments result from a decrease in depreciation expense related to the fair value of the properties, plant and equipment and an increase in amortization expense related to certain intangible assets acquired in connection with the purchase of Evox Rifa Group using the straight-line method over the estimated useful life of the respective assets.

b.                                      Adjustment relates to the decrease in interest income as a result of the Company’s use of cash and investments to purchase Evox Rifa Group Oyj.

c.                                       Adjustment needed to reduce interest expense due to the Company’s purchase of 95.7% of Evox Rifa’s convertible debt at the time of the purchase.

d.                                      Adjustment necessary to reflect shares not purchased by KEMET on April 24, 2007.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2007

KEMET Corporation

/s/ D. E. Gable
David E. Gable
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Two year audited financial statement of Evox Rifa Group Oyj
99.2	KPMG Consent